Exhibit 99.9

FOR IMMEDIATE RELEASE:

Versa Capital’s Vestis Retail Group to Acquire Sport Chalet

Addition of West Coast Outdoor Retailer Will Expand Vestis

To a National Presence and Industry-Leading Technological Capabilities

MERIDEN, CT and LA CANADA, CA – June 30, 2014 – Vestis Retail Group, LLC (Vestis), which is owned by funds advised by Versa Capital Management, LLC (Versa) and comprises Bob’s Stores (Bob’s) and Eastern Mountain Sports (EMS), announced today that it has signed a definitive agreement to acquire Sport Chalet, Inc. (NASDAQ: SPCHA, SPCHB), a premier, full-service specialty sporting goods retailer with 50 stores in the Western United States. Under the terms of the agreement, an affiliate of Vestis will commence a cash tender offer (the “Offer”) for all of the outstanding Class A and Class B shares of Sport Chalet for $1.20 per share.

The combination of Sport Chalet with Vestis’s East Coast-based retailers Bob’s and EMS will create one of the largest sporting goods retailers in the U.S., with more than 150 stores and $800 million in total sales for the 12 months ended December 31, 2013. The new Vestis, through its three distinct brands, will have a national footprint and offer an impressive assortment of branded technical, performance and lifestyle merchandise, and customer and specialty services combined with a unique and scalable online presence.

“We are very excited to add Sport Chalet to the Vestis portfolio – Sport Chalet greatly strengthens our position in the active lifestyle and outdoor categories, provides scale from which to grow, and diversifies our geographic footprint,” stated Mark Walsh, Vestis CEO. “Sport Chalet is in the midst of a transformation that is making technology and customer service central to its operations. It has made significant strides recently, as evidenced by its market leading position in California, its Action Pass customer loyalty program and its strong mobile sales platform. We believe that Sport Chalet will benefit greatly from its addition to Vestis. With the talent and resources that already exist within the Vestis family, we envision a multitude of programs that will leverage the knowledge, talent, and relationships of our three retail companies to the benefit of customers and vendors alike.”

Craig L. Levra, Chairman of the Board, CEO and President of Sport Chalet, will remain in his position as CEO at Sport Chalet and continue to run this business out of Los Angeles, reporting to Vestis CEO Mark Walsh. Vestis’s corporate headquarters will remain in Meriden, CT. Vestis does not anticipate any Sport Chalet store closings as a result of this transaction. Sport Chalet, as is the case with Bob’s and EMS, will continue to operate under its existing brand name.

Levra of Sport Chalet said, “For the past year we have methodically explored a wide range of options to position Sport Chalet for growth and to further our strategic initiatives. We believe Vestis is the ideal partner given its base of stores in the Eastern U.S. and synergistic vendor relationships, marketing focus and inventory platforms. We believe we will be very well positioned to compete in today’s retail environment as part of a larger organization with significant scale advantages and broad geographic reach.”

Levra continued, “We are working creatively as we tighten controls for performance at the bottom line. We are ready for the next step, and we look forward to working with a company like Vestis that understands our customers, our market and our vendors, and has the financial resources to help us grow the business.”

Gregory L. Segall, Chairman of Vestis and CEO of Versa Capital Management, stated, “We are pleased to broaden the geographic scale and technological capabilities of Vestis with the addition of Sport Chalet. We believe the combination of Vestis’s well-recognized brands will generate significant operational enhancements and enable each Vestis company to continue to deliver great products and service to their customers.”

Sport Chalet’s founding family members have agreed to sell to Vestis all of their Class A and Class B shares, which represent approximately 61 percent and 7 percent of the outstanding Class A and Class B shares, respectively, at a price equal to $0.75 per share immediately following and contingent upon the closing of the Offer. In addition, each of Craig Levra, Howard K. Kaminsky, the Company’s Executive Vice President and Chief Financial Officer, and Dennis Trausch, the Company’s Executive Vice President of Growth and Development, has entered into an agreement providing that each of them shall tender all shares beneficially owned by them in the Offer and otherwise support the acquisition and the Offer.

If the total number of shares tendered in the Offer, together with the shares to be purchased from the founding family members immediately after consummation of the Offer, do not constitute 90 percent of each class of shares of Sport Chalet on a fully diluted basis, the price to be paid to stockholders in the Offer would be reduced from $1.20 to $1.04 per share. Closing of the Offer is conditioned upon, among other things, satisfaction of the minimum tender condition of shares representing, when combined with the shares to be purchased from the founding family members, at least a majority of the voting power of Sport Chalet being tendered into the Offer. Any shares not tendered in the Offer will be acquired in a second-step merger (the “Merger”) at the same cash price as paid in the Offer. Sport Chalet expects the transaction to close before the end of the calendar third quarter 2014.

For a more complete description of the definitive agreement, see Sport Chalet’s Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on June 30, 2014.

In addition to the Offer, Versa will be making a substantial equity investment in Vestis and has received financing commitments for a $180 million revolving line of credit with sufficient undrawn availability after closing to fund the Vestis companies’ ongoing working capital needs.

Cappello Global, LLC/Niagara International Capital Limited acted as Sport Chalet’s financial advisor, and Duff & Phelps, LLC provided a fairness opinion to Sport Chalet’s board of directors. Sheppard, Mullin, Richter & Hampton LLP served as Sport Chalet’s legal advisor. Sullivan & Cromwell LLP served as Vestis’s legal advisor.

The tender offer described in this news release has not commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Sport Chalet. At the time the tender offer is commenced, Vestis intends to file with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal, and other documents relating to the tender offer and Sport Chalet intends to file a Solicitation/Recommendation Statement on Schedule 14d-9 with respect to the tender offer. Vestis and Sport Chalet intend to mail these documents to stockholders of Sport Chalet. These documents will contain important information about the tender offer and stockholders of Sport Chalet are urged to read them carefully when they become available. Stockholders of Sport Chalet will be able to obtain a free copy of these documents when available and other documents filed by Sport Chalet with the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents when available from the information agent named in the offer to purchase or from Vestis.

About Sport Chalet

Sport Chalet (Nasdaq: SPCHA, SPCHB) is a premier, full service specialty sporting goods retailer featuring the industry’s top sports brands in apparel, footwear, and sports equipment. Founded in 1959 by Norbert Olberz, the company has 50 stores in Arizona, California, Nevada and Utah; an online store at www.sportchalet.com; a Team Sales division; and offers more than 50 specialty services for the sports enthusiast, including online same day delivery, climbing, backcountry skiing, ski mountaineering, avalanche education, and mountain trekking instruction, car rack installation, snowboard and ski rental and repair, Scuba training and certification, Scuba boat charters, team sales, gait analysis, baseball/softball glove steaming and lacing, racquet stringing, and bicycle tune-up and repair at its store locations. For more information, visit Sport Chalet at www.sportchalet.com.

About Vestis Retail Group

Based in Connecticut, Vestis Retail Group was formed by Versa and encompasses Bob’s Stores (Bob’s) and Eastern Mountain Sports (EMS). Bob’s is a 60-year-old, award-winning Northeastern retailer of value-oriented footwear, apparel and work wear. EMS is the second largest U.S. multi-channel retailer of human-powered outdoor sports apparel and equipment with stores in the Northeaster and Mid-Atlantic states. More information is available at www.bobstores.com and www.ems.com.

About Versa Capital Management, LLC

Based in Philadelphia, PA, Versa Capital Management is a private equity investment firm with more than $1.4 billion of assets under management focused on control investments in special situations involving middle market companies where value and performance growth can be achieved through enhanced operational and financial management. Versa’s portfolio includes retailers Avenue Stores, EMS and Bob’s Stores; restaurants such as Black Angus Steakhouses; community newspapers under Civitas Media; and manufacturers that service a variety of industries. More information can be found at www.versa.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. These forward-looking statements involve significant risks and uncertainties, including those discussed below and others that can be found in Sport Chalet’s Form 10-K for the year ended March 31, 2013 (and in Sport Chalet’s upcoming Annual Report on Form 10-K for the fiscal year ended March 30, 2014), and in any subsequent periodic reports from Sport Chalet on Form 10-Q and Form 8-K. Vestis and Sport Chalet are providing this information as of the date of this news release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. Forward-looking statements can be identified by the use of words such as “will,” “could,” “should,” “may,” “anticipate,” “expect,” “intend,” “estimate,” “believe,” “project,” “plan,” “potential,” “continue,” or other similar expressions.

Forward-looking statements include, without limitation, statements regarding business combinations and similar transactions, prospective performance and opportunities, and the outlook for Vestis’s and Sport Chalet’s businesses, performance and opportunities; the expected timing of the completion of the transactions contemplated by the merger agreement; the ability to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties regarding the two companies’ ability to integrate successfully; uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of Sport Chalet’s stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the failure of Sport Chalet’s stockholders to approve the Merger; the failure to complete the Offer or the Merger in the timeframe expected by the parties or at all; the possibility that various closing conditions for the transactions may not be satisfied or waived; Sport Chalet’s ability to maintain relationships with employees, customers, or suppliers; the negative effect of the economic downturn and the lack of winter weather on the Sport Chalet’s sales; limitations on borrowing under Sport Chalet’s bank credit facility; Sport Chalet’s ability to control operating expenses and costs; the competitive environment of the sporting goods industry in general and in Sport Chalet’s specific market areas; the challenge of maintaining Sport Chalet’s competitive position; Sport Chalet’s ability to maintain the growth of its Team Sales Division and online business; Sport Chalet’s ability to regain or subsequently maintain compliance with the requirements for continued listing of its common stock; and changes in costs of goods and services. These and other risks are more fully described in Sport Chalet’s filings with the SEC.

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Sport Chalet Contact:

Howard Kaminsky, Chief Financial Officer

investorrelations@sportchalet.com

818.949.5300 ext. 5728

Versa and Vestis Contacts:

Chuck Dohrenwend, 213.371.5999, cod@abmac.com

Rivian Bell, 310.630.6550, rlb@abmac.com

Abernathy MacGregor